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                                                                    EXHIBIT 23.4

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     In connection with the Registration Statement on Form S-3 of Magnum Hunter Resources, Inc. (the "Company") to be filed with the Securities and Exchange Commission on or about March 18, 2002, Ryder Scott Company, L.P. hereby consents to the incorporation in said Registration Statement found under the heading "Experts" in the "Prospectus" of all references to us and our reports included in or made a part of the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          /s/ Ryder Scott Company, L.P.

                                          Ryder Scott Company, L.P.

Houston, Texas
March 18, 2002